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EXHIBIT 12.1


                            JANUS CAPITAL GROUP INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                   Year Ended December 31,
                                                 ----------------------------------------------------------------------
                                                    2003           2002           2001           2000           1999
                                                 ----------     ----------     ----------     ----------     ----------
(dollars in millions)
Pretax income, excluding equity in
 earnings of unconsolidated affiliates           $    826.8     $    260.2     $    549.4     $  1,134.5     $    543.3

Interest expense                                       60.5           57.5           34.5            7.4            5.6

Portion of rents representative
 of an appropriate interest factor                      4.3            4.5            6.1            7.5            5.8

Distributed earnings of less than 50%
  owned affiliates                                      2.7             --             --             --             --

                                                 ----------     ----------     ----------     ----------     ----------
  Income as adjusted                             $    894.3     $    322.2     $    590.0     $  1,149.4     $    554.7
                                                 ----------     ----------     ----------     ----------     ----------


Fixed charges:

Interest expense on indebtedness                 $     60.5     $     57.5     $     34.5     $      7.4     $      5.6

Amortized premiums, discounts and
  capitalized expenses related to indebtedness          4.2             --             --             --             --

Portion of rents representative
 of an appropriate interest factor                      4.3            4.5            6.1            7.5            5.8

                                                 ----------     ----------     ----------     ----------     ----------
  Total fixed charges                            $     69.0     $     62.0     $     40.6     $     14.9     $     11.4
                                                 ----------     ----------     ----------     ----------     ----------

RATIO OF EARNINGS TO FIXED CHARGES                    12.96           5.20          14.53          77.14          48.66
                                                 ==========     ==========     ==========     ==========     ==========